UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 6, 2015

CARLISLE COMPANIES INCORPORATED

 (Exact name of registrant as specified in its charter)

Delaware	1—9278	31—1168055
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11605 North Community House Road, Suite 600 Charlotte, North Carolina	28277
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (704) 501-1100

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                   Entry into a Material Definitive Agreement.

On October 7, 2014, Carlisle Companies Incorporated, a Delaware corporation, and Carlisle Fluid Technologies, Inc., a Delaware corporation and a wholly owned subsidiary of Carlisle Companies Incorporated (collectively, “Carlisle”), entered into an Asset Purchase Agreement (the “Purchase Agreement”) with Graco Inc., a Minnesota corporation, and Finishing Brands Holdings Inc., a Minnesota corporation and a wholly owned subsidiary of Graco Inc. (collectively, “Graco”).  Pursuant to the Purchase Agreement, Carlisle, through certain of its subsidiaries, will acquire, for cash consideration of $590 million (subject to certain adjustments for the levels of cash, indebtedness and working capital at closing), the worldwide liquid finishing systems and products business which was acquired by Graco on April 2, 2012 pursuant to an Asset Purchase Agreement, dated as of April 14, 2011 (as subsequently amended, the “ITW Purchase Agreement”), between Graco and certain of its subsidiaries and Illinois Tool Works Inc. (“ITW”) and certain of its subsidiaries.

On March 6, 2015, Carlisle and Graco entered into an Amendment No. 1 to the Purchase Agreement (the “Amendment”).  The Amendment adds the definitions of Gema Powder Finishing Products and Liquid Finishing Business Products, amends certain other defined terms, and deletes defined terms that are not used in the Purchase Agreement following the Amendment.  The Amendment also amends pre-closing covenants concerning certain foreign governmental approvals and related closing conditions and closing procedures, amends post-closing covenants relating to confidentiality and covenants not to sue, and eliminates a covenant contained in the Purchase Agreement whereby Carlisle agreed, subject to certain exceptions for the sale of DeVilbiss and Ransburg powder finishing products, not to solicit (and to cause its affiliates not to solicit) customers of Graco’s powder finishing business for the sale of any product competitive with the powder finishing products offered by Graco’s powder finishing business for a period of 18 months following the closing of the transaction contemplated by the Purchase Agreement.  Further, the Amendment clarifies that the October 6, 2014 final Decision and Order of the Federal Trade Commission will govern the Purchase Agreement (as amended by the Amendment) and the ancillary agreements.  Through the Amendment, the parties also agreed to revise forms of certain ancillary agreements, including the license agreement (the “Cross License Agreement”) pursuant to which:  (a) Graco will license to Carlisle certain of the intellectual property it acquired from ITW pursuant to the ITW Purchase Agreement for the continued operation of the Liquid Finishing Business and (b) Carlisle will license to Graco certain of the intellectual property acquired in its acquisition of the Liquid Finishing Business for Graco’s use in its powder finishing business.  The amendments to the Cross License Agreement amend certain obligations of Carlisle to furnish a product list to Graco following the closing of the transaction contemplated by the Purchase Agreement (as amended).

A copy of the Amendment has been filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.  A copy of the form of the Cross License Agreement, as amended by the Amendment, has been filed as Exhibit 2.2 to this Current Report on Form 8-K and is incorporated herein by reference.  The foregoing descriptions of the agreements filed as exhibits to this Current Report on Form 8-K are qualified in their entirety by reference to the full text of such agreements.

Item 9.01                      Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit Number	Description
2.1	Amendment No. 1 to Asset Purchase Agreement, dated March 6, 2015, between Carlisle Companies Incorporated, Carlisle Fluid Technologies, Inc., Graco Inc. and Finishing Brands Holdings Inc.*

2.2

Form of Cross License Agreement (as amended by the Amendment), among Carlisle Companies Incorporated, Carlisle Fluid Technologies, Inc., Finishing Brands Holdings Inc., Graco Inc. and Gema Switzerland GmbH*

*           Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule will be furnished supplementally to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 9, 2015

CARLISLE COMPANIES INCORPORATED

	By:	/s/ Steven J. Ford
Steven J. Ford
Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
2.1	Amendment No. 1 to Asset Purchase Agreement, dated March 6, 2015, between Carlisle Companies Incorporated, Carlisle Fluid Technologies, Inc., Graco Inc. and Finishing Brands Holdings Inc.*
2.2

Form of Cross License Agreement (as amended by the Amendment), among Carlisle Companies Incorporated, Carlisle Fluid Technologies, Inc., Finishing Brands Holdings Inc., Graco Inc. and Gema Switzerland GmbH*

*           Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule will be furnished supplementally to the Securities and Exchange Commission upon request.